CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-197353) pertaining to the Century Communities, Inc. First Amended & Restated 2013 Long-Term Incentive Plan of our report dated March 5, 2015, with respect to the consolidated financial statements of Century Communities, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Denver, Colorado

March 5, 2015